UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 20, 2022

Verb Technology Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

782 S. Auto Mall Drive, American Fork, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Replacement of Chief Financial Officer

Effective January 20, 2022, Mr. Jeffrey Clayborne (“Mr. Clayborne”), Verb Technology Company, Inc.’s (the “Company”) Chief Financial Officer and Treasurer, resigned from the Company and, as further described below, is being replaced by Salman H. Khan (“Mr. Khan”), who joined the Company in May 2021, following his role as business division Chief Financial Officer, among other senior executive level positions at Occidental Petroleum Corporation (NYSE: OXY) and its spinoff, California Resources Corporation (NYSE: CRC), a New York Stock Exchange listed company with a market capitalization of approximately $3.5 billion. Mr. Clayborne will remain with the Company as a consultant to assist with transition matters. Mr. Clayborne’s departure is not due to a dispute or disagreement with the Company.

Appointment of New Interim Chief Financial Officer

Effective January 20, 2022, the Company appointed Mr. Khan, age 43, as its Interim Chief Financial Officer, Treasurer, Principal Financial Officer and Principal Accounting Officer. Mr. Khan will oversee the Company’s mergers and acquisitions, capital markets, investor relations, financial reporting, financial planning and analysis and accounting functions. Mr. Khan previously served as the Company’s Executive Vice President of Corporate Development and Strategic Planning, and in that capacity worked closely with the Company’s CEO in connection with mergers and acquisitions and capital markets activities, and with the Company’s finance teams, and as such is thoroughly familiar with the Company’s financial systems and processes. Mr. Khan has more than 20 years of finance and accounting experience and has held senior executive level leadership roles at business divisions of OXY and CRC, including the role of business division Chief Financial Officer. During his time at OXY and CRC, Mr. Khan led the companies’ corporate development and finance initiatives, and established a renewable energy business. Mr. Khan previously spent eight years at Arthur Andersen, PricewaterhouseCoopers and Ernst & Young, where he served domestic and international clients in the technology, media, telecommunications, entertainment, and biotechnology industries. Mr. Khan holds a Masters in Business Administration from the University of Michigan, Ross School of Business and is a licensed chartered certified accountant (UK).

The Compensation Committee of the Company’s Board of Directors will make recommendations with respect to Mr. Khan’s new employment agreement and compensation. The Company will file a subsequent Current Report on Form 8-K to disclose such new arrangements.

There are no arrangements or understandings between Mr. Khan and any person other than with the Company pursuant to which he was appointed as Interim Chief Financial Officer, Treasurer, Principal Financial Officer or Principal Accounting Officer. There is no family relationship between Mr. Khan and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Mr. Khan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Elimination of the Chief Information Officer Position

The Company is eliminating the Chief Information Officer position. The employment of Mr. Mitchell Bledsoe (“Mr. Bledsoe”), the Company’s former Chief Information Officer, ended on January 20, 2022 and his role and responsibilities reassigned to existing personnel. Mr. Bledsoe’s departure is not due to a dispute or disagreement with the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2022	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer

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